UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013

CHRYSLER GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54282	27-0187394
(Commission File Number)	(IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Today, Chrysler Group LLC announced certain changes to its Board of Directors. The changes were made in accordance with the Company’s operating agreement upon the expiration of the terms of its then-current directors on June 10, 2013. Fiat exercised its right to appoint five directors to the Board, and re-appointed Sergio Marchionne, who continues as Chairman, and also re-appointed Léo W. Houle, John B. Lanaway and Stephen M. Wolf. Fiat also appointed Robert G. Liberatore to replace Alfredo Altavilla upon the expiration of his term. The VEBA exercised its right to appoint one director to the Board, and re-appointed Erickson N. Perkins.

Dr. Ruth Simmons, Douglas M. Steenland, and Ronald L. Thompson continue as independent directors and Mr. Thompson continues as Lead Director.

In accordance with the operating agreement, the terms of the directors will end on June 10, 2014.

A copy of the Company’s press release announcing these events is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Chrysler Group LLC dated June 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2013

CHRYSLER GROUP LLC
(Registrant)

/s/ Marjorie Harris Loeb
Marjorie Harris Loeb
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Chrysler Group LLC dated June 14, 2013.